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                                                                   EXHIBIT 10.17

                                 PROMISSORY NOTE
                                 ---------------


$100,000                                                       Las Vegas, Nevada
                                                                October 23, 2000



         FOR VALUE RECEIVED, the undersigned, eSportsEntertainment, Inc., a Delaware corporation ("Maker") hereby promises to pay to Wayne Root ("Payee"), or order, the principal sum of One Hundred Thousand Dollars ($100,000) or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each advance from the date of its disbursement and on any accrued and unpaid installments of interest at the rate of ten percent (7%) per annum ("Interest Rate").

         The principal amount due under this Promissory Note ("Note"), plus interest, shall be due and payable on demand by the Payee. If the principal and accrued interest are not paid when due, then the unpaid amount of principal and interest shall bear interest at the highest rate permitted by law for the full term of this Note. All payments on this Note shall be made in lawful tender of the United States of America.

         APPLICATION OF PAYMENTS. Payments on this Note shall be credited first to reduce principal. Should default be made in the performance of any obligation under any covenant, agreement or other instrument executed for purposes of further evidencing or as security for the payment of the obligations evidenced by this Note, the whole sum of the unpaid principal balance of this Note and all accrued and unpaid interest thereon shall become immediately due, at the option of Payee. Failure to exercise this option shall not constitute a waiver of the right to exercise this option in the event of any subsequent default.

         PREPAYMENT. The unpaid principal balance of this Note and all accrued and unpaid interest thereon may be prepaid in whole or in part at any time or from time to time, without penalty of any subsequent default.

         DEFAULT. This Note shall be in default if: (a) Maker does not pay all amounts due hereunder, (b) Maker makes a general assignment for the benefit of creditors, is adjudicated bankrupt or insolvent, files a voluntary petition in

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bankruptcy or files any petition or answer seeking, consenting to or acquiescing in any similar relief, or (c) any proceeding against Maker seeking any of the foregoing relief is not dismissed within sixty (60) days after the commencement thereof. In such event, the holder of this Note may, at any time thereafter (unless all such events of default shall theretofore have been remedied), upon written notice to Maker, declare the unpaid principal of this Note and the interest accrued thereon to be due and payable, whereupon the same shall become due and payable immediately.

         WAIVER. Maker hereby waives diligence, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right, nor shall any delay by Payee in exercising his rights operate as a waiver of such rights or as a waiver of any default hereunder.

         COSTS AND FEES. If this Note is not paid when due, or if a sum or other proceeding for the recovery or protection of all or any part of this Note is brought, Maker shall pay on demand all reasonable costs and expenses of collection including reasonable attorneys' fees incurred by Payee.

         GOVERNING LAW. This Note shall be governed by and construed according to the laws of the State of California.

         EXECUTED as of the date first set forth above.

                                           ESPORTSENTERTAINMENT, INC.
                                           A Delaware corporation



                                           By:   /s/ Douglas R. Miller
                                                 -------------------------------
                                           Its:  President
                                                 -------------------------------

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